                                                                    EXHIBIT 99.3

                            TRANSOCEAN OFFSHORE INC.


         Pursuant to Rule 428 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of Transocean Offshore Inc., a Cayman Islands exempt company limited by shares ("Transocean"), in the proxy statement/prospectus constituting a part of Transocean's Registration Statement on Form S-4 relating to the merger transaction between Transocean and Sedco Forex Holdings Limited, which is to be filed with the Securities and Exchange Commission pursuant to the Act.



Dated:  October 11, 1999                         /s/ Victor E. Grijalva
                                                 ----------------------
                                                 Victor E. Grijalva